UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Brickell Biotech, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On June 10, 2022, Brickell Biotech, Inc. (the “Company”) commenced distributing to its stockholders a Notice of Special Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for its special meeting of stockholders to be held on June 30, 2022. A copy of the Notice and Proxy Statement was filed with the Securities and Exchange Commission on June 9, 2022. On June 21, 2022, (i) D.F. King & Co., Inc. (“D.F. King”), the Company’s proxy solicitor, will begin sending a letter to certain of the Company’s stockholders asking them to call, during which voting on certain of the proposals for the special meeting will be discussed (the “D.F. King Letter”), and (ii) Broadridge Financial Solutions, Inc. (“Broadridge”) will begin sending reminder to vote letters to certain of the Company’s stockholders (the “Broadridge Letter”). Copies of the D.F. King Letter and the Broadridge Letter are below.

D.F. King Letter

5777 Central Avenue, Suite 102 Boulder, CO 80301
EXTREMELY IMPORTANT
Re: BRICKELL BIOTECH, INC. -- POTENTIAL DELISTING

Dear Stockholder:

Please contact us as soon as possible on a very important matter related to your investment in BRICKELL BIOTECH, INC.

It is very important we speak to you regarding this matter as soon as possible. The call will only take a few moments of your time and there is no confidential information required.

Please contact us as soon as possible toll-free at 1-866-796-6867 (or +1-646-560-3914 for international calls) between 9:00 a.m. and 10:00 p.m. Eastern time Monday through Friday or between 10:00 a.m. and 6:00 p.m. Eastern time on Saturdays. At the time of the call, please reference the number listed below.

On June 14, 2022, we received a notice (the “Delisting Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) informing us that Nasdaq has determined we did not regain compliance with the minimum closing bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Rule”) by June 13, 2022, the deadline to regain compliance, and therefore will delist our common stock unless we appeal the delisting determination by timely requesting a hearing before the Nasdaq Hearings Panel (the “Panel”) by 4:00 p.m. Eastern Time on June 21, 2022.
We intend to timely request a hearing and promptly provide our plan to regain compliance with the Rule to the Panel. Our request for a hearing will stay any suspension or delisting action by Nasdaq pending the Panel’s final decision.
We need your help to avoid potential delisting of your BBI shares by you submitting your proxy to vote those shares in a special stockholders meeting scheduled for June 30, 2022, to approve a reverse stock split of our outstanding common stock, at a reverse stock split ratio ranging from any whole number between 1-for-10 and 1-for-45, subject to and as determined by the Board of Directors (the “Reverse Stock Split”). By you timely calling us, we can assist in ensuring your votes are cast.
The Reverse Stock Split is part of our efforts to promptly regain compliance with the closing minimum bid price requirement for continued listing. Even if the Reverse Stock Split is approved and implemented, there is no guarantee that the minimum closing bid price requirement would be achieved. However, if the Reverse Stock Split is not approved by stockholders, it is unlikely that compliance with the Rule will be achieved or that we will be able to avoid delisting by Nasdaq in the very near future.
Information about the special stockholders meeting, including advantages and disadvantages of the Reverse Stock Split, is more fully described in our Definitive Proxy Statement that you previously received and that was filed with the Securities and Exchange Commission (“SEC”) on June 9, 2022. Additional information regarding the Delisting Notice that we received from Nasdaq is available in the Current Report on Form 8-K we filed with the SEC on June 15, 2022.
Thank you!
Sincerely,

Robert Brown
Chief Executive Officer
BRICKELL BIOTECH, INC.

Broadridge Letter

5777 Central Avenue, Suite 102 Boulder, CO 80301
URGENT – TIME IS SHORT
PLEASE VOTE YOUR PROXY TODAY!!!
June 20, 2022
Dear Stockholder,
According to our latest records, we have not received your voting instructions for the Special Meeting of Stockholders of Brickell Biotech, Inc., scheduled for Thursday, June 30, 2022.

If you have not voted, please do so as promptly as possible. Your vote is very important, no matter how many shares you hold, and could help avoid delisting of your BBI shares from the Nasdaq Stock Market (“Nasdaq”).

Following the instructions provided on the enclosed proxy card or voting instruction form, please vote via the internet or by phone as soon as possible. If you need assistance voting your proxy, please contact our proxy solicitor, D.F. King, using the contact information provided below.

On June 14, 2022, we received a notice (the “Delisting Notice”) from the Listing Qualifications Department of Nasdaq informing us that Nasdaq has determined we did not regain compliance with the minimum closing bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Rule”) by June 13, 2022, the deadline to regain compliance, and therefore will delist our common stock unless we appeal the delisting determination by timely requesting a hearing before the Nasdaq Hearings Panel (the “Panel”) by 4:00 p.m. Eastern Time on June 21, 2022.
We intend to timely request a hearing and promptly provide our plan to regain compliance with the Rule to the Panel. Our request for a hearing will stay any suspension or delisting action by Nasdaq pending the Panel’s final decision.
We need your help by you submitting your proxy to vote your BBI shares in a special stockholders meeting scheduled for June 30, 2022, to approve a reverse stock split of our outstanding common stock, at a reverse stock split ratio ranging from any whole number between 1-for-10 and 1-for-45, subject to and as determined by the Board of Directors (the “Reverse Stock Split”). This could help avoid potential delisting of your BBI shares from Nasdaq.
The Reverse Stock Split is part of our efforts to promptly regain compliance with the minimum closing bid price requirement for continued listing. Even if the Reverse Stock Split is approved and implemented, there is no guarantee that the minimum closing bid price requirement would be achieved. However, if the Reverse Stock Split is not approved by stockholders, it is unlikely that compliance with the Rule will be achieved or that we will be able to avoid delisting by Nasdaq in the very near future.
Information about the special stockholders meeting, including advantages and disadvantages of the Reverse Stock Split, is more fully described in our Definitive Proxy Statement that you previously received and that was filed with the Securities and Exchange Commission (“SEC”) on June 9, 2022. Additional information regarding the Delisting Notice that we received from Nasdaq is available in the Current Report on Form 8-K we filed with the SEC on June 15, 2022.
On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

/s/ ROBERT B. BROWN
Robert B. Brown
Chief Executive Officer

THREE EASY WAYS TO VOTE

D.F. King & Co, Inc.
Call Toll-Free: (866) 796-6867
International: 646-560-3914
Email: BBI@dfking.com